Exhibit 10.9

AMENDMENT TO OVID THERAPEUTICS INC. 2014 EQUITY INCENTIVE PLAN

WHEREAS, by resolutions of the board of directors (the “Board”) of Ovid Therapeutics Inc. (the “Company”) adopted on January 28, 2016 and by written consent of the stockholders of the Company dated as of February 9, 2016, the Board and stockholders of the Company approved an amendment to the Company’s 2014 Equity Incentive Plan (the “Plan”) to amend the number of shares of the Company’s common stock that may be issued pursuant to awards granted under the Plan from 5,806,960 to 12,898,532.

The Plan is hereby amended in the following respects:

Effective as of February 11, 2016, Section 3(a) of the Plan is amended and restated in its entirety to read as follows:

“(a) Stock Subject to the Plan. Subject to the provisions of Section 13 of the Plan, the maximum aggregate number of Shares that may be subject to Awards and sold under the Plan is twelve million eight hundred ninety-eight thousand five hundred thirty-two (12,898,532) Shares. The Shares may be authorized but unissued, or reacquired Common Stock.”

[Signature Page Follows]

To record the adoption of this Amendment to the Plan, the Company has caused its undersigned officer to execute this document as of the date first written above.

OVID THERAPEUTICS INC.

By: /s/ Jeremy Levin
Name: Jeremy Levin
Title: Chief Executive Officer